UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 2011

G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 912-5500

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2011, G&K Services, Inc. (the “Company”), as initial servicer, and G&K Receivables Corp., a subsidiary of the Company, as borrower (the “Borrower”), entered into Amendment No. 1 (“Amendment No. 1”), to the Second Amended and Restated Loan Agreement, including the Seventh Amended and Restated Fee Letter executed in connection therewith (the “Loan Agreement”) with Three Pillars Funding LLC, as lender (the “Lender”), SunTrust Robinson Humphrey, Inc., as administrator (“Administrator”), and SunTrust Bank, as LC Issuer. Capitalized terms used but not defined herein have the meanings set forth in the Loan Agreement.

The primary purpose of entering into Amendment No. 1 was to (i) increase the Facility Limit to $50,000,000; (ii) adjust the LC sublimit to $30,000,000; and (iii) adjust the Liquidity Termination Date and Scheduled Commitment Termination Date to September 27, 2013. Certain adjustments were also made to events which constitute Amortization Events.

During that period of time when the Lender is funding the loan through the issuance of commercial paper to third parties, the Borrower will be required to pay interest at a rate per annum equal to a margin of 0.76%, plus the average annual interest rate for such commercial paper.

The following fees were adjusted in accordance with Amendment No. 1:

•

The Borrower is required to pay to Administrator, for the account of the Lender and its Liquidity Banks (in such proportions as they may from time to time agree upon), a fully-earned and non-refundable fee equal to (i) (A) (x) the product of 102% and the Facility Limit less (y) the Credit Exposure on such day (such portion, the “Utilized Amount”) divided by (B) 360, times, (ii) (A) if the Utilized Amount is greater than or equal to 50% of the Facility Limit, 0.26% and (B) if the Utilized Amount is less than 50% of the Facility Limit, 0.375% (such fee, the “Unused Fee”). The Unused Fee accrues daily and is payable monthly in arrears on each Distribution Date.

•

Monthly in arrears, on each Distribution Date, the Borrower is required to pay to the Administrator, for the benefit of the LC Issuer, a letter of credit fee at a rate per annum equal to 0.81% (computed on the basis of a year of 360 days and the actual number of days elapsed) applied to the daily average face amount of Letters of Credit outstanding during such calendar month. In addition, the Borrower is required to pay to the LC Issuer for its own account the LC Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the LC Issuer from time to time.

This summary is qualified in its entirety by references to the terms of the Amendment No. 1 attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 1, to the Second Amended and Restated Loan Agreement dated September 28, 2011 among G&K Services, Inc., as initial servicer, G&K Receivables Corp., as borrower, Three Pillars Funding LLC, as lender, SunTrust Robinson Humphrey, Inc., as administrator, and SunTrust Bank, as LC Issuer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G&K SERVICES, INC.

Date: September 29, 2011	By:	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Its: Vice President, General Counsel and Corporate Secretary

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